United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 20, 2007

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Date of Report

[Date of Earliest Event Reported]

THE CASTLE GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-23338	99-0307845
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

500 Ala Moana Boulevard, 3 Waterfront Plaza, Suite 555

Honolulu, Hawaii 96813

(Address of Principal Executive Offices)

(808) 524-0900

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Castle Group, Inc., holding company for Castle Resorts & Hotels, today announced the appointment of Howard Mendlesohn as Chief Financial Officer.

Mr. Mendelsohn has over 25 years of experience in financial, strategic and business development management for large and rapidly growing companies in the travel and technology sectors.  Most recently, he was Vice President of Small Groups and Meetings for OnVantage, Inc.

He previously held the position of Vice President – Finance at Expedia Inc. from its IPO through its meteoric growth phase, and then served as Vice President of Business Planning and Strategy for Expedia Corporate Travel.  Prior to Expedia, Mr. Mendelsohn headed up the financial functions for several large and growing biotechnology and medical device companies, including ICOS Corporation, Biotope, BioControl and Diamond Scientific.

Mr. Mendelsohn holds a Bachelor of Science degree in Biochemical Business Management from the University of California and is a Certified Management Accountant. He currently works with several nonprofit groups and educational advisory boards.

Mr. Mehndelsohn signed a Consulting Agreement with The Castle Group, Inc. on July 11, 2007, a copy of which is attached hereto and incorporated herein by reference.  See Item 9.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

10.1 Consulting Agreement with Howard Mendelsohn

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CASTLE GROUP, INC.

Date:	9/20/07	By:	/s/Rick Wall
Rick Wall
Chief Executive Officer and Chairman of the Board

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